Mondee Acquires Leading Mexican B2B Travel Company, Consolid

Mondee Continues its Accretive M&A Strategy Strengthening its Latin American and Global Position as a Modern Marketplace for Travel Content and Experiences in the Global Gig Economy.

Austin, Texas, May 15, 2023 — Mondee Holdings Inc. (Nasdaq: MOND) (“Mondee” or the “Company”), a technology-driven, next-generation marketplace in a $1 trillion segment of the travel market, today announced the acquisition of Consolid Mexico Holding, S.A.P.I. de C.V. (“Consolid”), a high-growth, leading travel provider based in Mexico with a global presence and an emphasis in Latin America (“LATAM”).

Mondee is already a market leader in North America and is quickly growing its leadership in LATAM. Headquartered in Mexico City, Consolid enjoys a global presence and clientele, with a focus on Mexico, the second largest market in Central and South America, as well as other countries in the region. Mondee’s acquisition of Consolid supports continued expansion in LATAM as it comes on the heels of the acquisitions of Brazil-based Orinter in January 2023 and Interep in May 2023.

Consolid’s 2022 net revenue, which has a large air component, was approximately $8 million, with a 6.8% take rate, and its 2022 adjusted EBITDA was over $1 million. The acquisition was concluded with approximately $4 million in cash, plus an additional future earn-out of cash and shares in Mondee stock with a combined value of up to $5 million to increases in adjusted EBITDA.

With an 18-year operating history, Consolid enjoys a leading business to business to consumer (“B2B2C”) position within the air and ground-arrangement travel markets in Mexico. Consolid serves an estimated 1,000 customers globally, with concentrations in Mexico and LATAM, through its “Consolid” and “Travel Fan” brands.

Following the successful acquisitions of Orinter and Interep, the present acquisition serves to expand the distribution of Consolid's travel content by means of Mondee's vast network of over 55,000 travel affiliates and 125 million closed group members. Furthermore, the acquisition provides Mondee with access to additional regional and local content. The Company intends to leverage its proprietary technology platform and introduce revenue enhancements such as FinTech and ancillary solutions for Consolid customers while optimizing expenses to realize substantial top-line and bottom-line synergies.

Mondee's Chairman, CEO, and Founder, Prasad Gundumogula, stated, "We are thrilled to welcome Consolid's CEO Judith Guerra Aguijosa and experienced management team into the Mondee family and look forward to helping provide their customers with additional products and services. We have every confidence they will continue to grow the business actively within their markets. The recent acquisitions of Orinter, Interep and now Consolid, further reinforce Mondee’s growing market presence in Brazil, Mexico, and throughout the Americas. Our strategy is to continue expanding our footprint in LATAM and other attractive global regions through the acquisition of businesses that complement and synergize with our existing solutions, thereby enhancing our expert-backed experiential content."

Consolid's CEO, Judith Guerra Aguijosa, said, "The entire Consolid team is excited to join the Mondee family and work towards unlocking the global growth potential of our combined offerings and capabilities, with early emphasis in Mexico and more broadly across LATAM. We look forward to leveraging Mondee's cutting-edge technology and industry-leading expertise to enhance our customers' travel experiences. With our shared commitment to innovation and customer satisfaction, we are confident that together we can redefine the travel industry in LATAM and beyond."

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ABOUT MONDEE
Established in 2011, Mondee is a travel technology company and a modern travel marketplace with its headquarters based in Austin, Texas. The company operates 17 offices across the United States and Canada and has core operations in India, Thailand, and Greece. Mondee is driving change in the leisure and corporate travel sectors through its broad array of innovative solutions. The company’s platform processes over 50 million daily searches and generates a substantial transactional volume annually. Its network includes 55,000+ leisure travel advisors and gig economy workers, 500+ airlines, and over one million hotels and vacation rentals, 30K rental car pickup locations, 50+ cruise lines. The company also offers packaged solutions and ancillary offerings that serve a global customer base. On July 19, 2022, Mondee became publicly traded on the Nasdaq under the ticker symbol MOND. For further information, please visit: https://www.mondee.com.

Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements can be identified by words such as: “believe,” “can”, “"may,” “expects,” “intends,” “potential,” “plans,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding the Company’s future growth, performance, business prospects and opportunities, strategies, expectations, future plans and intentions or other future events are forward looking statements. Such forward-looking statements are subject to risks, uncertainties, and other factors, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements.
Management believes that these forward-looking statements are reasonable as and when made. However, the Company cautions you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the ability to implement business plans and forecasts, the outcome of any legal proceedings that may be instituted against the Company or others and any definitive agreements with respect thereto, the ability of the Company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees, the ability of the Company to maintain compliance with Nasdaq’s listing standards, and other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the U.S. Securities and Exchange Commission (the “SEC”) and in the Company’s subsequent filings with the SEC. There may be additional risks that the Company does not presently know of or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements.

Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. Except as required by law, Mondee undertakes no obligation to update publicly any forward-looking statements for any reason.

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